UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

September 8, 2014

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 4, 2014 (the “Prior 8-K”), Callon Petroleum Operating Company (“CPOC”), a subsidiary of Callon Petroleum Company (“Callon” or the “Company”), on August 29, 2014, entered into definitive purchase and sale agreements (the “Agreements”) with unaffiliated private entities (the “Sellers”) to acquire certain undeveloped acreage and oil and gas producing properties located in Midland, Andrews, Ector and Martin Counties, Texas (the “Acquired Properties”) for an aggregate purchase price of $212.6 million in cash, subject to customary purchase price adjustments, with an effective date of May 1, 2014.

This Current Report on Form 8-K provides financial statements of the Acquired Properties and the pro forma financial statements required by Item 9.01 of Form 8-K. This Current Report on Form 8-K should be read in connection with the Prior 8-K, which provides a more complete description of the acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Audited Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the three years in the periods ended December 31, 2013, 2012 and 2011 and Unaudited Statements of Revenues and Direct Operating Expenses of the Acquired Properties for the six months ended June 30, 2014 and 2013, are attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

Unaudited Pro Forma Consolidated Financial Statements of the Company as of June 30, 2014 and for the year ended December 31, 2013 and for the six months ended June 30, 2014, are attached hereto as Exhibit 99.2.

(d)	Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of Melton & Melton, LLP

99.1	Audited and Unaudited Statements of Revenues and Direct Operating Expenses

99.2	Unaudited Pro Forma Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

September 8, 2014	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Melton & Melton, LLP

99.1	Audited and Unaudited Statements of Revenues and Direct Operating Expenses

99.2	Unaudited Pro Forma Consolidated Financial Statements